                                                               Exhibit - (d)(25)

(ING FUNDS LOGO)

January 1, 2005

ING Equity Trust
7337 East Doubletree Ranch Road
Scottsdale, Arizona 85258-2034

Re:  Expense Limitations

Ladies and Gentlemen:

     By our execution of this letter agreement (the "Agreement"), intending to be legally bound hereby, ING Investments, LLC ("ING Investments"), the Adviser to ING Disciplined LargeCap Fund and ING SmallCap Opportunities Fund (the "Funds"), agrees that ING Investments shall, from January 1, 2005 through and including December 31, 2005, waive all or a portion of its investment management fee and/or reimburse expenses in amounts necessary so that after such waivers and/or reimbursements, the maximum total operating expense ratios of the Funds shall be as follows:

                                            MAXIMUM OPERATING EXPENSE RATIOS
                                       (AS A PERCENTAGE OF AVERAGE NET ASSETS)
                                       ---------------------------------------
NAME OF FUND                       Class A   Class B   Class C   Class I   Class Q
------------                       -------   -------   -------   -------   -------
ING Disciplined LargeCap Fund         1.36%     2.11%     2.11%     1.11%      N/A
ING SmallCap Opportunities Fund       1.50%     2.25%     2.25%     1.25%     1.50%


     ING Investments acknowledges that any fees waived or expenses reimbursed during the term of this Agreement shall not be eligible for recoupment at any time in the future.


                                             ING Investments, LLC



                                             By: /s/ Michael J. Roland
                                                 -------------------------------
                                                 Michael J. Roland
                                                 Executive Vice President



Your signature below acknowledges
acceptance of this Agreement:



 By: /s/ Robert S. Naka
     -------------------------------
     Robert S. Naka
     Senior Vice President
     ING Equity Trust



7337 E. Doubletree Ranch Rd.         Tel: 480-477-3000     ING Investments, LLC
Scottsdale, AZ 85258-2034            Fax: 480-477-2700
                                     www.ingfunds.com